Exhibit 99.1
Pacific Asia Petroleum, Inc. Commences Drilling Operations on its Zijinshan Gas Asset

FOR RELEASE: THURSDAY, OCTOBER 8, 2009; 10:00 AM EASTERN TIME

HARTSDALE, NY:  Pacific Asia Petroleum, Inc. (OTCBB:PFAP), a US-based publicly traded company, announced today that it has commenced drilling operations on its 100% owned Zijinshan gas asset (“Zijinshan Asset”) located in the Shanxi Province of China.  This is the first well in a multi-well program planned on the Zijinshan Asset.

The 100% owned and operated Zijinshan Asset was awarded to Pacific Asia in 2008 pursuant to a Production Sharing Contract that was approved by the Chinese Ministry of Commerce.

Pacific Asia is planning to carry out its operations in the most economically efficient manner so as to minimize cash outlays as it moves this asset to early commercialization.

Commenting on this start of drilling, Frank C. Ingriselli, President and CEO of Pacific Asia, noted:

“The commencement of drilling within this calendar year delivers on our business plan with respect to this exciting asset.   It is a milestone on our path to bringing early gas from Zijinshan.  Our production timetable is in line with the rapid development of the Chinese CBM industry, which has been driven by favorable government support and current market forces.   The commencement of drilling represents a great opportunity as we anticipate the Chinese CBM sector to transform into $1-billion industry in 5 years” (see Mr. Ingriselli’s speech at the 2nd CBM Conference in Singapore in August 2009).

According to the U.S Energy Information Agency, natural gas consumption is growing by 5.2% a year in China.   The Chinese government has targeted to increase the clean burning natural gas’ share in the country’s total energy consumption from 3% in 2006 to 10% in 2020.

The Zijinshan Asset is estimated by the China United Coal Bed Methane Company (“CUCBM”) to have potential gross gas resources in excess of 3.8 TCF.   It is also in close proximity to the major West-East gas pipeline and the Ordos-Beijing Pipeline, which link the gas reserves in China’s western provinces to the markets of the Yangtze River Delta, including Shanghai and Beijing. Pursuant to the current Chinese economic stimulus initiative, another new pipeline dedicated to CBM is under construction in the Ordos Basin, again in close proximity to the Zijinshan Asset.

About Pacific Asia Petroleum, Inc. Pacific Asia Petroleum, Inc. is engaged in the business of oil and gas development, production and distribution in Asia and the Pacific Rim countries, with a specific focus on developing a broad range of energy opportunities, including clean and environmentally friendly natural gas ventures, in China. The company’s executive offices are located in Hartsdale, New York, and the company also has offices located in Beijing, China and California.

Media Contact:

Pacific Asia Petroleum, Inc.
Bonnie Tang
bonnietang@papetroleum.com
 (914) 472-6070

Investor Relations Contact:

Liviakis Financial Communications, Inc
John Liviakis
(415) 389-4670
John@Liviakis.com

Cautionary Statement Relevant to Forward-Looking Information.

Some of the items discussed in this press release are forward-looking statements about Pacific Asia’s activities in the People’s Republic of China. Words such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “projects,” “believes,” “seeks,” “estimates,” “budgets” and similar expressions are intended to identify such forward-looking statements. The statements are based upon management’s current expectations, estimates and projections; are not guarantees of future performance; and are subject to certain risks, uncertainties and other factors, some of which are beyond the Company’s control and are difficult to predict. Among the factors that could cause actual results to differ materially are changes in prices of, demand for and supply of crude oil and natural gas; actions of competitors; results of additional testing; timely development of production opportunities and acquired technologies; the successful issuance and assignment of enhanced oil recovery-related patent rights by the government of the People’s Republic of China; the potential disruption or interruption of testing and development activities due to accidents, political events, civil unrest, or severe weather; government-mandated restrictions on scope of company operations; general economic and political conditions; the Company’s ability to successfully consummate the contemplated acquisitions on terms and conditions satisfactory to the Company, obtain required government approvals, and to successfully integrate the acquired entities and operations into the Company’s business; and other risks described in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, Pacific Asia undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.